Exhibit 99.1

             DOMARK INTERNATIONAL ISSUES GUIDANCE TO SHAREHOLDERS ON
                         RESALE OF THE COMPANY'S SHARES

LONGWOOD, FLORIDA - MARCH 29, 2011 - DoMark International, Inc. ("DoMark" or the "Company") today issued guidance to its shareholders regarding the resale of DoMark restricted stock.

The Company has emerged and re-emerged from shell company status several times, and therefore, there has been confusion among the Company's shareholders regarding whether they can sell shares based upon Rule 144. Rule 144 is the principal safe harbor used by shareholders holding restricted stock in public companies to resell their shares.

In order to remedy this confusion, the Company engaged the Houston law firm of Whitley LLP Attorneys at Law to render an opinion to the Company's transfer agent regarding the date on which Rule 144 is available to the Company's shareholders for purposes of reselling the Company's stock.

Michael Franklin, the Company's Chief Executive Officer, commented: "The Company has undergone many changes in the past few years, and we needed to get the right answer to the question of when the Company's restricted stock may be sold using Rule 144. As a result, we hired Whitley LLP Attorneys at Law, which came well recommended as a top securities law firm for small and medium-sized public companies such as DoMark."

Whitley LLP Attorneys at Law has delivered an opinion to the Company's transfer agent that the Company emerged from shell company status on September 29, 2011, the earliest date in which operations commenced after becoming a shell company after the proposed acquisition of Silk For Less, Inc. was abandoned.

In addition, the opinion states that the date that the Company filed all required information ("Form 10 information") with the Securities and Exchange Commission regarding its new business after emerging from shell company status was October 17, 2011, the date of filing of the Company's Form 10-Q for the quarter ended August 31, 2011. Whitley LLP Attorneys at Law based this opinion on the fact that the Company did not begin to have more than nominal operations until September 29, 2011, when the Company's former sports management subsidiary (Armada Sports & Entertainment, Inc., or "Armada Sports") entered into an agreement with Global Sports and Entertainment to procure celebrities or celebrity athletes to participate in The Celebrity Golf Challenge series and/or host one other events.

The Company had previously filed an annual report with the SEC containing audited financial statements and extensive disclosures equal to Form 10 information. However, Armada Sports had just been formed, and therefore the annual report did not contain extensive information regarding Armada Sports. However, the Company provided greater information regarding Armada Sports in its quarterly report filed on October 17, 2011. Therefore, Whitley LLP Attorneys at Law concluded that reading these two reports together constituted Form 10
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information,  and that  therefore,  the filing date of the  Company's  quarterly report (October 17, 2011) was the date of filing of the form 10 information.

As a result of this legal opinion, shareholders of the Company holding restricted stock can rely upon Rule 144 to resell their shares beginning October 17, 2012, one year after the Company filed its Form 10 information with the SEC.

Mr. Franklin noted, "All of these issues predate the Company's current operations. We are focused on the business plan of our SolaWerks subsidiary and its Solapad charging case. SolaWerks is also developing other solar consumer electronics which we will debut to shareholders and to the market in the coming months."

ABOUT DOMARK INTERNATIONAL, INC. (OTCQB: DOMK)

DoMark International, Inc., through its SolaWerks, Inc. subsidiary, holds an exclusive worldwide license and joint patent rights for the SolaPad charging case and also develops other solar consumer electronic products.

For more information on the Company see: http://www.DoMarkIntl.com

SAFE HARBOR STATEMENT under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipate" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

MEDIA CONTACT:

Michael Franklin
mfranklin@domarkintl.com
321-250-4996